Exhibit 99.2

Citrix to Spin Off GoTo Family of Products

Provides both Citrix and New “GoTo” Company with increased focus and flexibility to deliver long-term value for shareholders

SANTA CLARA, Calif.--(BUSINESS WIRE)--November 17, 2015--Citrix Systems, Inc. (NASDAQ:CTXS) today announced plans to spin off its GoTo family of products into a separate, publicly traded company. The transaction, which is intended to be a tax-free spinoff to Citrix shareholders, is expected to be completed in the second half of 2016. Citrix’s announcement to pursue a separation follows a thorough review of strategic alternatives for the GoTo family of products.

Citrix believes that this strategic decision will allow Citrix and the company established by the spinoff to enhance their strategic focus and respective competitive positions, while permitting Citrix to improve operational efficiency. Immediately following the separation, Citrix shareholders will own shares in two publicly traded companies:

  The company established as a result of the spinoff will be made up of GoToAssist, GoToMeeting, GoToMyPC, GoToTraining, GoToWebinar, Grasshopper and OpenVoice. This company will more effectively allocate resources in line with its own market opportunity, unique growth priorities and go-to-market capabilities, as well as adapt more quickly to SaaS market and customer dynamics; and,
  Citrix, which will focus on its strategic solutions for secure and reliable delivery of applications and data. Please see related news release here.

For the trailing twelve months ended September 30, 2015, unaudited revenues were approximately $600 million for the products and services to be spun off.

“Upon review, it is clear to us that the GoTo family of products is best suited to grow and operate as a standalone business,” said Bob Calderoni, interim CEO and president and executive chairman of Citrix. “This separation will create a leading, pure-play SaaS company that will have a targeted focus with the flexibility to invest in its portfolio of products. It will also allow Citrix to refocus and amplify investment in our core mission to enable secure and reliable delivery of apps and data for the modern enterprise. We look forward to a seamless transition for our employees, customers, partners and other key stakeholders.”

Leadership

Upon completion of the separation, Chris Hylen, who currently serves as senior vice president and general manager of the Citrix Mobility Apps Business Unit, will serve as CEO of the new company. Mr. Hylen is a 20-year veteran leader in the technology industry with extensive experience in SaaS solutions for the SMB space. Since joining Citrix in July 2013, his leadership has resulted in strong outcomes, including improved innovation, product quality, and customer satisfaction.

“I am excited to launch our GoTo businesses as a new company strategically positioned for sustained, profitable growth,” said Hylen. “We are building on a strong base of offerings and look forward to creating even more value for our employees, customers and shareholders. I am confident that the GoTo family of products will excel as a standalone business.”

Citrix plans to provide further details about the board of directors and management team as it works towards completion of the separation.

Additional Transaction Details

Citrix will disclose additional information regarding the spinoff, including historical financial and capitalization information, in a Form 10 to be filed with the Securities and Exchange Commission (“SEC”) on a future date. The name of the new company will be determined in the coming months.

The separation is subject to certain customary conditions, the effectiveness of a Form 10 filing with the SEC and final approval by the Citrix board of directors. The spin-off transaction will not require a shareholder vote. There can be no assurance regarding the ultimate timing of the spinoff or that the spinoff will ultimately occur. Citrix expects to incur separation and restructuring charges through the completion of the transaction as it works to separate the two businesses.

Goldman, Sachs & Co. and Qatalyst Partners are serving as financial advisors to Citrix, and Goodwin Procter LLP and Skadden, Arps, Slate, Meagher & Flom LLP are serving as legal counsel.

Conference Call

Citrix will host a conference call today at 4:45 p.m. E.T. to review the proposed separation and the results of its operational and strategic review. The call will include a slide presentation and participants are encouraged to view the presentation via webcast at http://www.citrix.com/investors.

The conference call may also be accessed by dialing: (888) 799-0519 or (706) 634-0155, using passcode: CITRIX. A replay of the webcast can be viewed by visiting the Investor Relations section of the Citrix corporate website at http://www.citrix.com/investors for approximately 30 days.

About Chris Hylen

Since 2013, Chris Hylen has held the role of senior vice president and general manager of the Mobility Apps Business Unit at Citrix. Hylen has more than 20 years of senior general management leadership experience in the SaaS technology space. Prior to joining Citrix, Hylen was the senior vice president and general manager of Payment Solutions at Intuit, where he successfully drove the development of innovative payment products and services, including the launch of Intuit’s first mobile credit card processing solution. Before Intuit, he held executive roles at Automatic Data Processing and American Express. Hylen holds a bachelor’s degree in engineering from Widener University and an MBA from Harvard Business School.

About Citrix

Citrix (NASDAQ:CTXS) is leading the transition to software-defining the workplace, uniting virtualization, mobility management, networking and SaaS solutions to enable new ways for businesses and people to work better. Citrix solutions power business mobility through secure, mobile workspaces that provide people with instant access to apps, desktops, data and communications on any device, over any network and cloud. With annual revenue in 2014 of $3.14 billion, Citrix solutions are in use at more than 400,000 organizations and by over 100 million users globally. Learn more at www.citrix.com.

For Citrix Investors

This release contains forward looking statements which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and of Section 21E of the Securities Exchange Act of 1934. Investors are cautioned that statements in this press release, which are not strictly historical statements, including, without limitation, statements regarding the completion and timing of the proposed spinoff, the future performance of core Citrix and the GoTo businesses on a standalone basis if the spinoff is completed, the expected strategic, operational and competitive benefits of the proposed spinoff, and the effect of the separation on Citrix, its shareholders, customers, partners and employees, constitute forward-looking statements. The forward looking statements in this release are not guarantees of future performance. Those statements involve a number of factors that could cause actual results to differ materially, including risks associated with the failure to satisfy any conditions or otherwise complete the proposed spinoff, timing of the proposed spinoff, disruptions to execution due to the proposed spinoff and the results of Citrix’s operational and strategic review, the uncertainty as to whether the anticipated benefits from the proposed spinoff will be realized if completed, costs and expenses associated with the proposed spinoff, changes and transitions in management personnel, the Board’s ongoing CEO search, the recruitment and retention of qualified employees, the impact of the global economy and uncertainty in the IT spending environment, revenue growth and recognition of revenue, products and services, their development and distribution, product demand and pipeline, economic and competitive factors, the Company’s key strategic relationships, as well as other risks detailed in the Company’s filings with the Securities and Exchange Commission. Citrix assumes no obligation to update any forward looking information contained in this press release or with respect to the announcements described herein.

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CONTACT:
Citrix Systems, Inc.
For media inquiries:
Eric Armstrong, 954-267-2977
eric.armstrong@citrix.com
or
For investor inquiries:
Eduardo Fleites, 954-229-5758
eduardo.fleites@citrix.com